Exhibit 32.2
SECTION 1350 CERTIFICATION
     In connection with the Annual Report of Huntington Preferred Capital, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas P. Reed, Vice President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas P. Reed

Thomas P. Reed
(chief financial officer)
March 26, 2008